Exhibit 24(b)(8.159)
RULE 22C-2 AGREEMENT

This AGREEMENT, effective October 10, 2007, will become operational as of the 16th day of October,
2007, between Thornburg Securities Corporation (the “Underwriter”) as principal underwriter for each of the funds listed on the attached Schedule A (the “Funds”) and [ING Life Insurance and Annuity
Company, ING National Trust, ING USA Annuity and Life Insurance Company, ReliaStar Life
Insurance Company, ReliaStar Life Insurance Company of New York, and Systematized Benefits
Administrators Inc. (individually an “Intermediary” and collectively the “Intermediaries”).

WHEREAS, the Underwriter and the Intermediary have entered into a fund participation and/or selling and service agreement dated [______________________];

WHEREAS, the Intermediaries have adopted policies and procedures to monitor and deter excessive trading activity with in the mutual funds, including the Funds, available through the variable annuity, variable life insurance and variable retirement plan products which the Intermediaries offer;

WHEREAS, the Underwriter, the Funds, or the Funds' investment advisor has adopted policies and procedures to protect the Funds and their respective shareholders from potentially harmful frequent trading;

WHEREAS, such policies and procedures include reserving the right to reject certain transactions initiated by variable annuity, variable life insurance and variable retirement plan contract owners;

WHEREAS, this Agreement is being entered into to assist the Funds in meeting their goal of restricting potentially harmful frequent trading within the Funds;

WHEREAS, the parties desire to otherwise comply with the requirements under Rule 22c-2 of the
Investment Company Act of 1940, as amended (“Rule 22c-2”); and

WHEREAS, SEC Rule 22c-2 requires financial intermediaries transacting in mutual fund shares to agree in writing with a Fund or its principal underwriter to provide the Fund with certain underlying shareholder data and to abide by instructions for the Fund related to those shareholders.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Underwriter and the Intermediaries hereby agree as follows:

A.	Definitions. For the purposes of this agreement.
	1.	The term “Fund” shall mean an open-ended management investment company that is
	registered	or required to register under Section 8 of the Investment Company Act of 1940 and includes
(i)	an investment adviser to or administrator for the Fund; (ii) the principal underwriter or distributor for the Fund; or (iii) the transfer agent for the Fund. The term does not include any “excepted funds” as defined in SEC Rule 22c-2 under the Investment Company Act of 1940.

2. The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the Investment Company Act of 1940 that are held by the

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Intermediaries and available through the variable annuity, variable life insurance and variable retirement plan products which they offer (the “Variable Products”).

3. The term “Shareholder” means the holder of interests in a variable annuity, variable life insurance or variable retirement plan contract issued by the Intermediary.

4. The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by an owner of a Variable Product that results in a transfer of assets within a Variable
Product to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Variable Product to a
Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Variable Product death benefit; (iii) one-
time step-up in contract value pursuant to a Variable Product death benefit; (iv) allocation of assets to a
Fund through a Variable Product as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or premium payments to the Variable
Product; or (v) pre-arranged transfers at the conclusion of a required free look period.

5. The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by an owner of a Variable Product that results in a transfer of assets within a
Variable Product out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a
Variable Product out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs,
“dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Variable Product; (iii)
within a Variable Product out of a Fund as a result of scheduled withdrawals or surrenders from a
Variable Product; (iv) as a result of payment of a death benefit from a Variable Product

6. The term “written” includes electronic writings and facsimile transmissions.

B.	Agreement to Provide Shareholder Information.

1. Each Intermediary agrees to provide the Fund, upon written request, the following shareholder information involving the Funds:

a.	The taxpayer identification number (“TIN”) or any other government issued identifier, if known, that would provide acceptable assurances of the identity of each shareholder that has purchased, redeemed, transferred or exchanged shares of a Fund through an account directly maintained by the Intermediaries during the period covered by the request;
b.	The amount and dates of, and the Variable Product(s) associated with, such shareholder purchases, redemptions, transfers and exchanges; and
c.	Any other data mutually agreed upon in writing.

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2. Unless otherwise specifically requested by the Fund, the Intermediaries shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-
Initiated Transfer Redemptions.

3. Requests to provide shareholder information shall set forth the specific period for which transaction information is sought. However, unless otherwise agreed to by the Intermediaries, any such request will not cover a period of more than 180 consecutive calendar days from the date of the request.
The Fund may request transaction information older than 180 calendar days from the date of request as it deems necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing dilution of the value of outstanding Funds shares.

4. The Intermediaries agree to provide, promptly upon written request of the Fund the shareholder information requested. If requested by the Fund, the Intermediaries agree to use best efforts to determine promptly whether any specific person about whom they have received shareholder information is itself a financial intermediary (“indirect intermediary”) and, upon further written request of the Fund, promptly either (i) provide (or arrange to have provided) shareholder information for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing shares, in nominee name on behalf of other persons, securities issued by a
Fund. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any Shareholder Information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

C.	Agreement to Restrict Trading.

1. Each Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges involving Fund shares by a shareholder who has been identified by the Fund as having engaged in transactions in shares of a Fund (through an account directly maintained by the Intermediary) that violate the policies and procedures established by the Funds for the purposes of eliminating or reducing frequent trading of Fund shares. Unless otherwise directed by the
Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly through the Intermediary.

2(a) For those shareholders whose information is on the Intermediaries’ books and records, the Intermediaries agree to execute or have executed the written instructions from the Fund or its designee to restrict or prohibit trading as soon as reasonably practicable after receipt of the instructions by the Intermediaries. The Intermediaries will provide written confirmation to the Fund as soon as reasonably practicable after the instructions have been executed.

2(b) For those shareholders whose information is not on the Intermediaries’ books and records the Intermediaries agree to execute or have executed the written instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable after receipt of the instructions by the Intermediaries.
The Intermediaries will provide written confirmation to the Fund as soon as reasonably practicable that such instructions have or have not been executed. If an indirect intermediary is unable or unwilling to restrict or prohibit trading by a Shareholder, upon the Funds’ written request, the Intermediary will restrict or prohibit transactions in Fund shares by the indirect intermediary.

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3. Instructions to restrict or prohibit further purchases or exchanges involving Fund shares must include:

a. Upon further request from an Intermediary, a statement from the Fund that the shareholder’s trading activity has either violated the Fund’s frequent trading policy or, in the Fund’s sole discretion, such trading activity has been deemed disruptive;

b. The specific restriction(s) and/or prohibition(s) to be executed, including the length of time such restriction(s) and/or prohibition(s) shall remain in place;

c. The TIN or any other government issued identifier, if known by the Fund, that would help the Intermediaries determine the identity of affected shareholder(s); and

d. Whether such restriction(s) and/or prohibition(s) are to be executed in relation to all of the affected shareholder’s Variable Products, only the type of Variable Product(s)
through which the affected shareholder engaged in transaction activity which triggered the restriction(s) and/or prohibition(s) or in some other respect. In absence of direction from the Fund in this regard, restriction(s) and/or prohibition(s) shall be executed as they relate to the Intermediary’s Variable Product(s) through which the affected shareholder engaged in the transaction activity which triggered the restriction(s) and/or prohibition(s).

The Fund agrees to reimburse the Intermediaries for extraordinary costs they incur directly resulting from: (1) complying with requests to provide the Fund with shareholder information that is older than one year or (2) requests by the Fund to implement non-routine purchase restrictions such as blocking new money through payroll/ACH deposits. The Fund and the Intermediaries must agree to costs regarding the provision of the information pursuant to this Section.

D. Limitation on Use of Information.

The Fund agrees neither to use the information received from the Intermediary for any purpose other than to comply with SEC Rule 22c-2 and other applicable laws, rules and regulations, nor to share the information with anyone other than its employees who legitimately need access to it. Neither the Fund nor any of its affiliates or subsidiaries may use any information provided pursuant to this Agreement for marketing or solicitation purposes. The Fund will take such steps as are reasonably necessary to ensure compliance with this obligation.

The Fund shall indemnify and hold the Intermediaries, individually and collectively, (and any of their respective directors, officers, employees, or agents) harmless from any damages, loss, cost, or liability
(including reasonable legal fees and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use of or disclosure by the Fund of the information received from the Intermediaries pursuant to this Agreement. In addition, because an award of money damages (whether pursuant to the foregoing sentence or otherwise) may be inadequate for any breach of this provision and any such breach may cause the Intermediaries irreparable harm, the Fund also agrees that, in the event of any breach or threatened breach of this provision, the Intermediaries will also be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and

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specific performance. Such remedies will not be the exclusive remedies for any breach of this provision but will be in addition to all other remedies available at law or in equity to the Intermediaries.

In the event that the Fund is required by legal process, law, or regulation to disclose any information received from the Intermediaries pursuant to this Agreement, the Fund shall use best efforts to provide
Intermediaries with prompt written notice of such requirement as far in advance of the proposed disclosure as possible so that the Intermediaries (at their expense) may either seek a protective order or other appropriate remedy which is necessary to protect their interests or waive compliance with this provision to the extent necessary.

E. Prior Agreements.

The terms of this Agreement supplement the fund participation and/or selling and service agreements and to the extent the terms of this Agreement conflict with the terms of the fund participation and/or selling and service agreements, the terms of this Agreement will control. This Agreement will terminate upon termination of the fund participation and/or selling and service agreements.

F.	Notices.
1. Except as otherwise provided, all notices and other communications hereunder shall be in
writing	and shall be sufficient if delivered by hand or if sent by confirmed facsimile or e-mail, or by mail, postage prepaid, addressed:

a.	If to Intermediaries, to:

ING U.S. Financial Services
Attention: [Jacqueline Salamon]
	Address:	[151 Farmington Avenue]
[Hartford, CT 06156-8975]
	Phone:	[860-723-2242]
	Fax:	[860-723-2214]
	Email:	[Jacqueline.Salamon@us.ing.com]

Effective December 17, 2007
ING U.S. Financial Services
One Orange Way
Windsor, CT 06095-4774

b.	If to the Fund, to:

Thornburg Securities Corporation
Attention: Sasha Wilcoxon
	Address:	119 East Marcy Street, Second Floor
Santa Fe, New Mexico 87501
	Phone:	505-954-5223
	Fax:	505-984=8973
	Email:	swilcoxon@thornburg.com

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2. The parties may by like notice, designate any future or different address to which subsequent notices shall be sent. Any notice shall be deemed given when received.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized officer as of the date first written above.

ING Life Insurance and Annuity Company		Systematized Benefits Administrators Inc.
By:	/s/ Jacqueline Salamon	By:	/s/ Jacqueline Salamon
Name	Jacqueline Salamon	Name and	Jacqueline Salamon
and Title:	Authorized Representative	Title:	Authorized Representative
ING National Trust		Thornburg Securities Corporation
By:	/s/ Jacqueline Salamon	By:	/s/ Sasha Wilcoxon
Name	Jacqueline Salamon	Name	Sasha Wilcoxon
and Title:	Authorized Representative	and Title:	Vice President
ING USA Annuity and Life Insurance
Company
By:	/s/ Jacqueline Salamon
Name	Jacqueline Salamon
and Title:	Authorized Representative
ReliaStar Life Insurance Company
By:	/s/ Jacqueline Salamon
Name	Jacqueline Salamon
and Title:	Authorized Representative
ReliaStar Life Insurance Company of New
York
By:	/s/ Jacqueline Salamon
Name	Jacqueline Salamon
and Title:	Authorized Representative

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Schedule A

Thornburg Securities Corporation (the “Fund”) is principal underwriter for each series/portfolio of the following funds:

  Thornburg Limited Term U.S. Government Fund - Retirement Class Shares
  Thornburg Limited Term Income Fund - Retirement Class Shares
  Thornburg Value Fund - Retirement Class Shares
  Thornburg International Value Fund - Retirement Class Shares
  Thornburg Core Growth Fund - Retirement Class Shares
  Thornburg Investment Income Builder Fund - Retirement Class Shares

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